SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                         -------------------------------

                                    FORM 8-A

                     FOR REGISTRATION OF CERTAIN CLASSES OF
                 SECURITIES PURSUANT TO SECTION 12(b) OR (g) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


      OLD NATIONAL BANCORP                           ONB CAPITAL TRUST II
  (Exact Name of Registrant as                  (Exact Name of Registrant as
    Specified in its Charter)                     Specified in its Charter)

           Indiana                                        Delaware
  (State or other jurisdiction)                 (State or other jurisdiction)

             33-1539838                                   33-6687058
(I.R.S. Employer Identification Number)  (I.R.S. Employer Identification Number)

        420 Main Street                             420 Main Street
   Evansville, Indiana 47708                    Evansville, Indiana 47708
        (812) 464-1434                              (812) 464-1434
   (Address, including zip code,              (Address, including zip code,
and telephone number, including area       and telephone number, including area
  code of registrant's principal              code of registrant's principal
        executive offices)                           executive offices)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class                        Name of each exchange on which
to be so registered                        each class is to be registered
-------------------                        ------------------------------

8.00 % Trust Preferred Securities              New York Stock Exchange

If this Form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [X]

If this Form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ ]

Securities Act registration statement file number to which this form relates:
333-87573

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1.   Description of Registrant's Securities to be Registered.
          --------------------------------------------------------

          The Trust Preferred Securities have been issued by ONB Capital Trust II and guaranteed by Old National Bancorp to the extent set forth in the guarantee of Old National Bancorp. The description of the securities to be registered appearing on pages S-15 through S-17 (under the caption "Certain Terms of the Preferred Securities") and pages S-19 through S-23 (under the caption "United States Federal Income Taxation") of the prospectus supplement filed with the Securities and Exchange Commission on April 9, 2002 pursuant to Rule 424(b)(5) under the Securities Act of 1933, as amended, and on pages 18 through 28 (under the caption "Description of Capital Securities") and pages 28 through 30 (under the caption "Description of Guarantees") of the prospectus dated February 29, 2000, in each case relating to Registration Statement No. 333-87573, is hereby incorporated by reference in answer to this Item.

Item 2.   Exhibits
          --------

          Not Applicable.



                                      * * *


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

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned thereunto duly authorized.

                                     OLD NATIONAL BANCORP



                                     By: /s/ James A.  Risinger
                                         --------------------------------------
                                        James A.  Risinger
                                        Chairman, President and Chief Executive
                                        Officer


                                     ONB CAPITAL TRUST II

                                     By Old National Bancorp, as Depositor


                                     By: /s/ Jeffrey L.  Knight
                                         --------------------------------------
                                         Jeffrey L.  Knight
                                         Senior Vice President, General Counsel
                                         and Secretary


Dated: April 16, 2002




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